Exhibit 99.1

AGREEMENT AMONGST THE NAMED INSURED

WHEREAS, pursuant to Regulation § 270.17g-1 of the Investment Company Act of 1940, as amended, every registered management investment company is required to maintain a fidelity bond covering all officers and employees of such investment company having access to securities or funds of the investment company; and

WHEREAS, the regulation permits such registered management investment company to participate in a fidelity bond with other registered investment companies which are managed and/or whose shares are distributed by the same persons (or affiliates of such persons) or persons engaged in the management and/or distribution of shares of such companies, such bond to be known as a “joint insured bond”; and

WHEREAS, the undersigned have elected to participate in a joint insured bond,

NOW, THEREFORE, it is agreed that in the event recovery is received under the bond as a result of the loss sustained by a registered management investment company and one or more of the other named insured, the registered management investment company shall receive an equitable and proportionate share of the recovery, which shall be at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by law.

SunAmerica Equity Funds

SunAmerica Balanced Assets Fund

SunAmerica Blue Chip Growth Fund

SunAmerica Growth Opportunities Fund

SunAmerica New Century Fund

SunAmerica Growth and Income Fund

SunAmerica International Equity Fund

SunAmerica Value Fund

SunAmerica Disciplined Growth Fund (formerly Tax Managed Equity Fund)

SunAmerica International Small-Cap Fund

SunAmerica Income Funds

SunAmerica U.S. Government Securities Fund

SunAmerica GNMA Fund

SunAmerica Strategic Bond Fund

SunAmerica High Yield Bond Fund

SunAmerica Tax Exempt Insured Fund

SunAmerica Money Market Funds, Inc.

SunAmerica Money Market Fund

SunAmerica Municipal Money Market Fund

SunAmerica Focused Series, Inc. (f/k/a SunAmerica Style Select Series, Inc.)

Focused Large-Cap Growth Portfolio

Focused Large-Cap Value Portfolio

Focused Small-Cap Value Portfolio

Focused Small-Cap Growth Portfolio

Focused Growth Portfolio

Focused Value Portfolio

Focused Growth and Income Portfolio

Focused Technology Portfolio

Focused International Equity Portfolio

Focused Equity Strategy

Focused Multi-Asset Strategy

Focused Balanced Strategy

Focused Fixed Income and Equity Strategy

Focused Fixed Income Strategy

Focused Dividend Strategy Portfolio

Focused Mid-Cap Growth Portfolio

Focused Mid-Cap Value Portfolio

Focused StarALPHA Portfolio

SunAmerica Senior Floating Rate Fund, Inc.

SunAmerica Focused Alpha Large-Cap Fund, Inc.

SunAmerica Focused Alpha Growth Fund, Inc.

AIG Series Trust

2015 High Watermark Fund

2020 High Watermark Fund

2025 High Watermark Fund

Anchor Series Trust

Asset Allocation Portfolio

Capital Appreciation Portfolio

Government and Quality Bond Portfolio

Growth and Income Portfolio

Growth Portfolio

Money Market Portfolio

Anchor Series Trust (cont’d)

Multi-Asset Portfolio

Natural Resources Portfolio

Strategic Multi-Asset Portfolio

Dated: September 17, 2008	By:	/s/ John McLean
John McLean
Assistant Secretary

SunAmerica Series Trust

Aggressive Growth Portfolio

Alliance Growth Portfolio

Balanced Portfolio

Blue Chip Growth Portfolio

Capital Growth Portfolio

Cash Management Portfolio

Corporate Bond Portfolio

Davis Venture Value Portfolio

“Dogs” of Wall Street Portfolio

Emerging Markets Portfolio

Equity Index Portfolio

Equity Opportunities Portfolio

Foreign Value Portfolio

Fundamental Growth Portfolio

Global Bond Portfolio

Global Equities Portfolio

Growth-Income Portfolio

Growth Opportunities Portfolio

High-Yield Bond Portfolio

International Diversified Equities Portfolio

International Growth and Income Portfolio

Marsico Focused Growth Portfolio

MFS Massachusetts Investors Trust Portfolio

MFS Total Return Portfolio

Mid-Cap Growth Portfolio

Real Estate Portfolio

Small & Mid Cap Value Portfolio

Small Company Value Portfolio

Technology Portfolio

Telecom Utility Portfolio

Total Return Bond Portfolio (formerly, Worldwide High Income Portfolio)

American Funds Growth SAST Portfolio

American Funds Global Growth SAST Portfolio

American Funds Growth-Income SAST Portfolio

American Funds Asset Allocation SAST Portfolio

Seasons Series Trust

Multi-Managed Growth Portfolio

Multi-Managed Moderate Growth Portfolio

Multi-Managed Income/Equity Portfolio

Multi-Managed Income Portfolio

Asset Allocation: Diversified Growth Portfolio

Stock Portfolio

Large Cap Growth Portfolio

Large Cap Composite Portfolio

Large Cap Value Portfolio

Mid Cap Growth Portfolio

Mid Cap Value Portfolio

Small Cap Portfolio

International Equity Portfolio

Diversified Fixed Income Portfolio

Strategic Fixed Income Portfolio

Cash Management Portfolio

Focus Growth Portfolio

Focus TechNet Portfolio

Focus Growth and Income Portfolio

Focus Value Portfolio

Allocation Growth Portfolio

Allocation Moderate Growth Portfolio

Allocation Moderate Portfolio

Allocation Balanced Portfolio

Dated: September 17, 2008	By:	/s/ Nori L. Gabert
Nori L. Gabert
Vice President and Secretary

AIG Retirement Company I (formerly, VALIC Company I)

Asset Allocation Fund

Blue Chip Growth Fund

Broad Cap Value Income Fund

Capital Conservation Fund

Core Equity Fund

Core Value Fund

Foreign Value Fund

Global Equity Fund

Global Social Awareness Fund (formerly, Social Awareness Fund)

Global Strategy Fund

Government Securities Fund

Growth & Income Fund

Growth Fund (formerly, VALIC Ultra Fund)

Health Sciences Fund

Inflation Protected Fund

International Equities Fund

International Government Bond Fund

International Growth I Fund

Large Cap Core Fund

Large Capital Growth Fund

Mid Cap Index Fund

Mid Cap Strategic Growth Fund

Money Market I Fund

Nasdaq-100® Index Fund

Real Estate Fund

Science & Technology Fund

Small Cap Aggressive Growth Fund

Small Cap Fund

Small Cap Index Fund

Small Cap Special Values Fund

Small-Mid Growth Fund (formerly, Small Cap Strategic Growth Fund)

Stock Index Fund

Value Fund

AIG Retirement Company II (formerly, VALIC Company II)

Aggressive Growth Lifestyle Fund

Capital Appreciation Fund

Conservative Growth Lifestyle Fund

Core Bond Fund

High Yield Bond Fund

International Small Cap Equity Fund

Large Cap Value Fund

Mid Cap Growth Fund

Mid Cap Value Fund

Moderate Growth Lifestyle Fund

Money Market II Fund

Small Cap Growth Fund

Small Cap Value Fund

Socially Responsible Fund

Strategic Bond Fund

Dated: September 17, 2008	By:	/s/ Nori L. Gabert
Nori L. Gabert
Vice President and Secretary